EXHIBIT 10.2

Execution Version

LOAN SALE AND CONTRIBUTION AGREEMENT by and between Overland Advantage as the Seller and Overland Financing B, LLC, as the Buyer Dated as of December 17, 2024

TABLE OF CONTENTS

i

Section 7.08. Headings, Exhibits and Schedules.	22
Section 7.09. Collateral Assignment.	22
Section 7.10. No Waiver; Cumulative Remedies.	23

Exhibit A Form of Assignment

Schedule I Collateral Obligations

ii

LOAN SALE AND CONTRIBUTION AGREEMENT

THIS LOAN SALE AND CONTRIBUTION AGREEMENT, dated as of December 17, 2024 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is between OVERLAND ADVANTAGE, a Delaware statutory trust (together with its successors and assigns, “Parent,” and in its capacity as seller hereunder, together with its successors and assigns, the “Seller”); and OVERLAND FINANCING B, LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Broadly Syndicated Loans (the “Collateral Obligations”); and

WHEREAS, pursuant to this Agreement, the Buyer may from time to time purchase certain assets from the Seller and the Seller may from time to time sell to the Buyer certain assets originated or acquired by the Seller in its normal course of business, together with, among other things, certain related security and rights of payment thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Credit Agreement (as defined below), unless the context otherwise requires. In addition, as used herein, the following defined terms shall have the following meanings:

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Assignment Effective Date” shall have the meaning provided in Section 2.01(h).

“Buyer” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral Obligation List” means the complete list of Collateral Obligations provided by the Seller to the Buyer on each Purchase Date that constitute Transferred Assets after giving effect to any Purchases or repurchases on such date (which list shall include an indication of each Collateral Obligation that constitutes a Participation Interest) and incorporated as Schedule I to this Agreement by reference, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received by the Buyer from any Person in respect of any Collateral Obligation constituting Transferred Assets, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to Buyer under or in connection with any such Collateral Obligation and all proceeds from any sale or disposition of any such Collateral Obligation.

“Credit Agreement” means the Credit Agreement, dated as of the date hereof, by and among the Buyer, as borrower, Parent, and BNP Paribas SA.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Obligation in the Transferred Assets, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Collateral Obligation, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Obligation which is held in an escrow account for the benefit of the Underlying Obligor and the secured party (other than the Seller in its capacity as lender with respect to such Collateral Obligation) pursuant to escrow arrangements, (c) any amount with respect to any Collateral Obligation repurchased or substituted by the Seller under ARTICLE VI hereof to the extent such amount is attributable to a time after the effective date of such repurchase or substitution, (d) any Retained Fee retained by the Seller or its Affiliates in connection with the origination of any Collateral Obligation, (e) any asset related to any Collateral Obligation that the Seller determines will not be transferred to the Buyer by the Seller in connection with the sale of any related Collateral Obligation hereunder and (f) any amount deposited into the Collateral Account in error, in each case, as determined by the Bank.

“Funding Date” means the date of each Loan made to the Buyer under the Credit Agreement.

“Indemnified Amounts” shall have the meaning provided in Section 2.04.

“Indemnified Party” shall have the meaning provided in Section 2.04.

“Parent” shall have the meaning provided in the first paragraph of this Agreement.

“Participation Interest” shall have the meaning provided in Section 2.01(h).

“Purchase” means a purchase or other acquisition by the Buyer of Transferred Assets from or as directed by the Seller pursuant to the terms of this Agreement.

“Purchase Date” means any day on which any Collateral Obligation is acquired by the Buyer pursuant to the terms of this Agreement, and including, for the avoidance of doubt, any day on which the Buyer acquires a Participation Interest from the Seller and any day on which any Collateral Obligation is funded directly by the Buyer as set forth in Section 2.03(d).

“Purchase Price” shall have the meaning provided in Section 2.02.

“Related Documents” means, with respect to any Collateral Obligation, (i) the loan, note, indenture, credit agreement or other similar agreement evidencing such Collateral Obligation, (ii) the principal security agreement and (iii) if the same can be obtained without undue expense or effort, all other documents evidencing, securing, governing or giving rise to such Collateral Obligation.

“Repurchase Price” means, on any date of determination with respect to any Collateral Obligation, an amount equal to the fair market value (as determined by the Seller) of the related Collateral Obligation, less all payments of principal received in connection with such Collateral Obligation since the last Payment Date plus any accrued and unpaid interest thereon since the last Payment Date. To the extent any Repurchase Price exceeds the fair market value (as determined by the Seller) of the related Collateral Obligation, such excess shall be deemed a capital contribution by Seller to the Buyer.

“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with applicable Law.

“Securities Intermediary” means Wilmington Trust, National Association and any successor thereto.

“Seller” shall have the meaning provided in the first paragraph of this Agreement.

“Solvent” means, as to any Person, that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“Transferred Assets” shall have the meaning provided in Section 2.01(a).

“Underlying Obligor” means, in respect of any Collateral Obligation, each Person obligated to pay Collections in respect of such Collateral Obligation, including any applicable guarantors; provided that for purposes of determining the domicile of an Underlying Obligor for purposes of the definitions of Concentration Limits and Collateral Obligation, the term “Underlying Obligor” shall only include the Person in respect of which the Collateral Obligation was principally underwritten.

“Warranty Collateral Obligation” shall have the meaning provided in Section 6.02.

Section 1.02. Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the word “through” means “to and including” and the words “to” and “until” both mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day.

Section 1.04. Rules of Construction.

In this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) singular words shall connote the plural as well as the singular and vice versa (except as indicated), as may be appropriate, (b) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision thereof, (c) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (d) references in any Loan Document to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, (e) any definition of or reference to any Loan Document, agreement, instrument or other document shall be construed as referring to such Loan Document, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or any other Loan Document), (f) any reference in any Loan Document, including the introduction and recitals to such Loan Document, to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (g) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified, supplemented or replaced from time to time, (h) any Event of Default shall be continuing until expressly waived in accordance with Section 7.01 or, with respect to an event that is capable of being remedied, such Event of Default has been remedied, (i) except as set forth herein, references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of such Person, (j) except as otherwise expressly provided for in this Agreement, any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Bank in its reasonable discretion and (k) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form.

Section 1.05. References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06. Calculations.

Except as otherwise expressly provided herein, all computation of interest and fees shall be made on the basis of a year of 360 days for the actual number of days elapsed in the relevant period.

ARTICLE II

TRANSFER OF LOAN ASSETS

Section 2.01. Sale, Transfer and Assignment.

(a) On the terms and subject to the conditions set forth in this Agreement (including the conditions to purchase set forth in ARTICLE III), on each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Delayed Drawdown Loan conveyed by the Seller to Buyer hereunder which obligations Buyer hereby assumes) in the property identified in clauses (i)-(v) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case above and below excluding the Excluded Amounts) (collectively, the “Transferred Assets”):

(i) the Collateral Obligations listed on each Collateral Obligation List delivered by the Seller to the Buyer with respect to such Purchase Date pursuant to this Section 2.01(a) and all monies due, to become due or paid in respect of such Collateral Obligations on and after the related Purchase Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the related Purchase Date;

(ii) all Liens with respect to the Collateral Obligations referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iii) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Collateral Obligations referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iv) all Related Documents with respect to the Collateral Obligations referred to in clause (i) above; and

(v) all income and proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the term “Transferred Assets” shall, for all purposes of this Agreement, be deemed to include any Collateral Obligation funded directly by the Buyer that is an obligation with respect to which the Seller, either itself or through related entities (other than the Buyer), directly or indirectly, was involved in the original agreement which created such obligation, or any Collateral Obligation acquired by the Buyer as provided in Section 2.03(d).

(b) From and after each Purchase Date, the Transferred Assets listed on the relevant Collateral Obligation List shall be deemed to be Transferred Assets hereunder.

(c) Except as specifically provided in this Agreement, the sale and purchase of Transferred Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Underlying Obligors. The representations and warranties of Seller with respect to the Transferred Assets do not address the creditworthiness of the Underlying Obligor on such Transferred Assets or the risk of default or declines in credit quality with respect to such Transferred Assets after the related Purchase Date or Funding Date, as applicable. The sale and purchase of any Transferred Asset hereunder does not constitute and is not intended to result in a creation or assumption by the Buyer or any assignee of the Buyer (including the Bank for the benefit of the Secured Parties), of any obligation of the Seller or any other person as administrative agent, collateral agent or paying agent under any Collateral Obligation.

(d) In connection with each Purchase of Transferred Assets under and in accordance with this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will deliver, or cause to be delivered, to the Securities Intermediary, each Collateral Obligation and the Related Documents being transferred to the Buyer on such Purchase Date. The Seller shall take such action reasonably requested by the Buyer or the Bank, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Credit Agreement have an enforceable and perfected security interest in the Transferred Assets Purchased by the Buyer as contemplated by this Agreement.

(e) In connection with each Purchase by the Buyer of Transferred Assets as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to the related Purchase Date, that such Transferred Assets have been Purchased by the Buyer in accordance with this Agreement.

(f) The Seller further agrees to deliver to the Buyer on or before each Purchase Date a computer file containing a true, complete and correct Collateral Obligation List (which shall contain the related outstanding principal balance, loan number and Underlying Obligor name for each Collateral Obligation) as of the related Purchase Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

(g) It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Transferred Assets by the Seller to the Buyer as provided in Section 2.01 shall constitute an absolute sale, conveyance and transfer conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Transferred Assets shall not be part of the Seller’s bankruptcy estate in the event of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding of the Seller (or in the event that a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed with respect to the Seller). Furthermore, it is not intended that such conveyance be deemed a pledge of the Collateral Obligations and the other Transferred Assets to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of Seller’s right, title and interest in and to the Transferred Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Transferred Assets together with all of the other obligations of the Seller hereunder, and the Buyer hereby assigns all of its right, title and interest in such security interest to the Bank, for the benefit of the Secured Parties. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable Law, which rights and remedies shall be cumulative.

(h) Participation Interests.

(i) Notwithstanding anything to the contrary herein, any sale of a Collateral Obligation contemplated hereunder may take the form of a grant of a 100% undivided participation interest in a Collateral Obligation that is an Eligible Collateral Obligation (a “Participation Interest”), the legal title to which is held by the Seller, and for which the Buyer shall acquire 100% of the beneficial interest. The parties hereby agree to treat the transfer of any Participation Interests by Seller to Buyer as a sale and purchase on all of their respective relevant books and records as otherwise provided in this Section 2.01. For certainty, the Buyer will not assume any of the obligations of the Seller with respect to any Collateral Obligation which the Buyer has purchased a Participation Interest, until and unless legal title thereto is also assigned to the Buyer.

(ii) The Seller and the Buyer hereby acknowledge and agree that (A) each sale of a Participation Interest is being effectuated pursuant to this Agreement instead of an assignment of Seller’s legal interest in and title (the transfer of which to Buyer will not be effective until the individual assignments of the related Collateral Obligation become effective) to the related Collateral Obligation because the conditions precedent under the related underlying instruments to the transfer, assignment and conveyance of the Seller’s legal interest in and title to such Collateral Obligation may not be fully satisfied as of the applicable Purchase Date and (B) any conveyance of a Participation Interest hereunder shall have the consequence that the Seller does not have an equitable interest in the related Collateral Obligation and the Buyer holds 100% of the equitable interest in such Collateral Obligation. At no additional cost to the Buyer, the Seller will prepare individual assignments consistent with the requirements of the related underlying instruments and provide them to any Persons required under such underlying instruments, which assignments will become effective in accordance with such underlying instruments upon obtaining certain consents thereto or upon the passage of time or both. The Seller shall pay any transfer fees and other expenses payable in connection with such assignments. The Seller and the Buyer agree to use their commercially reasonable efforts to cause such assignments to become effective prior to the day that is 90 calendar days from the related Purchase Date. Upon any such assignment becoming effective (each, an “Assignment Effective Date”), the Seller and the Buyer agree, for administrative convenience, that the Seller shall, transfer or cause the transfer of the related Collateral Obligation and the Related Documents directly to the Securities Intermediary ), each assigned Collateral Obligation being transferred to the Buyer.

(iii) Upon the Seller’s receipt of any Collections, the Buyer hereby instructs the Seller to remit, and Seller shall remit, or cause to be remitted, such Collections within two Business Days of its receipt thereof directly to the Collateral Account. For the avoidance of doubt, this Section 2.01(h)(iii) shall not apply to Excluded Amounts.

(iv) Upon receipt by the Buyer or the Securities Intermediary of the effective assignment of any participated Collateral Obligation pursuant to this Section 2.01(h), the Seller, for value received, hereby conveys to the Buyer, and the Buyer hereby purchases from the Seller (A) all of Seller’s right, title and interest in, to and under the assigned Collateral Obligation and (B) all right, title and interest with respect thereto (including all obligations of the Seller as lender to fund any Collateral Obligation conveyed by Seller to Buyer).

(v) The Seller (individually and on behalf of its Affiliates) shall not be obligated to make any payment to the Buyer in anticipation of the receipt of funds from the Underlying Obligor with respect to any Participation Interest. If the Seller (individually and on behalf of its Affiliates) is required at any time to return to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Underlying Obligor to the Seller or any such Affiliates and transferred by the Seller to (and paid to) the Buyer, then the Buyer shall, on demand of the Seller, forthwith return to or at the direction of the Seller any such payments transferred (and paid) to the Buyer by or on behalf of the Seller in respect of the Participation Interest, but without interest on such payments (unless the Seller or such Affiliate is required to pay interest on such amounts to the Person recovering such payments).

(vi) With respect to each Collateral Obligation that is the subject of a Participation Interest, in the event the Seller receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification (howsoever denominated) under or in respect of any related underlying instruments or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, the Seller will give prompt notice thereof to the Buyer. In any such event, the Seller will, with respect to the Collateral Obligation that is the subject of the Participation Interest to the extent permitted by the underlying instruments, exercise all voting and other powers of consensual ownership relating to such amendment, supplement, consent, waiver or other modification (howsoever denominated) or the exercise of such rights or remedies as the Buyer directs the Seller in writing.

Section 2.02. Purchase Price.

The purchase price for each Transferred Asset Purchased by the Buyer in accordance with this Agreement shall be a dollar amount equal to the fair market value or reasonable equivalent thereof as determined by the Seller (the “Purchase Price”).

Section 2.03. Payment of Purchase Price.

(a) The Purchase Price for any Transferred Asset Purchased by the Buyer on any Purchase Date pursuant to this Agreement shall be paid in a combination of (i) immediately available funds and (ii) if the Buyer does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account any Collateral Obligation the Buyer expects to receive pursuant to the Credit Agreement), or as otherwise provided in Section 2.03(b), by means of a capital contribution by the Seller to the Buyer.

(b) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Transferred Assets proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such Transferred Assets shall be reduced by that portion of the Purchase Price of the Transferred Assets that was so contributed; provided that Transferred Assets contributed to the Buyer as capital shall constitute Transferred Assets for all purposes of this Agreement. To the extent the fair market value of any Transferred Asset Purchased by Buyer pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefor, such excess shall be deemed to be a capital contribution from the Seller to the Buyer.

(c) Upon the payment of the Purchase Price for any Transferred Asset, title to such Transferred Assets (or, in the case of a Participation Interest, the rights granted hereunder in respect thereof) shall vest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

(d) The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, any assignment agreement required to be executed and delivered in connection with the transfer of a Collateral Obligation in accordance with the terms of any Related Documents may reflect that the relevant upstream seller, if any, is assigning such Collateral Obligation directly to the Buyer. Nothing in any assignment agreement shall be deemed to impair the transfer of the related Collateral Obligation by the Seller to the Buyer in accordance with the terms of this Agreement. Any such Collateral Obligation so assigned for administrative convenience shall be deemed sold and transferred by the related upstream seller to the Seller and, pursuant to this Agreement, shall be sold and transferred by the Seller to the Buyer. For the avoidance of doubt, all of the provisions of this Agreement, including without limitation the conditions precedent to all Purchases, the representations and warranties of the Seller, the covenants of the Seller and the indemnity of the Seller, contained in Section 3.02, ARTICLE IV, ARTICLE V and ARTICLE VII hereof, respectively, shall apply to the Seller with equal force with respect to any such sales and assignments for administrative convenience by any related upstream seller to the Buyer as if such sale and assignment was directly from the Seller to the Buyer.

(e) Collateral Obligations may be Purchased from time to time by the Buyer from the Seller or any of its Affiliates hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all applicable Laws.

Section 2.04. Indemnification. The Seller shall indemnify the Buyer and its successors, transferees, and assigns (including each Secured Party) (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for any Indemnified Party) in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party by any Person (including the Seller) arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such Indemnified Amounts (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any other Loan Document, (x) result from a claim brought by the Seller against an Indemnified Party for breach of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) are punitive, indirect, consequential, special damages, lost profits or other similar damages or (z) result from the performance or non-performance of the Collateral Obligations. If the Seller has made any payment pursuant to this Section 2.04 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected. The parties hereto agree that this Section 2.04 shall not be interpreted to provide recourse to or against Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Underlying Obligor with respect to any Collateral Obligation. Seller shall have no liability for making indemnification under this Agreement to the extent any such indemnification constitutes recourse for uncollectible or uncollected Collateral Obligations.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Closing.

The effectiveness of this Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Loan Document to be entered into on the Effective Date (other than a condition precedent in any such other Loan Document relating to the effectiveness of this Agreement) shall have been fulfilled, and (ii) on or prior to the Effective Date, the Seller shall have delivered to the Buyer each of the following items in form and substance reasonably satisfactory to the Buyer:

(a) counterparts of this Agreement executed on behalf of the Seller; and

(b) UCC-1 financing statements naming the Seller, as debtor, the Buyer, as secured party, and the Bank, as assignee of the Buyer, for the benefit of the Secured Parties, describing the Transferred Assets and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by applicable Law.

Section 3.02. Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase any Transferred Asset from the Seller on any Purchase Date shall be subject to the satisfaction of the following conditions precedent that:

(a) all representations and warranties of the Seller contained in Section 4.01 and Section 4.02 with respect to such Transferred Asset shall be true and correct on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such day;

(b) the Seller shall have delivered to the Buyer a Collateral Obligation List that is true, accurate and complete in all material respects as of the related Purchase Date;

(c) on and as of such Purchase Date, the Seller shall have performed all of the covenants and agreements required to be performed by it with respect to such Transferred Asset on or prior to such date in accordance with the provisions of this Agreement;

(d) no applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof; and

(e) solely with respect to the first Purchase Date and solely to the extent not previously delivered, the Bank shall have received one or more favorable opinions of counsel to the Buyer addressed to the Bank, as to the matters concerning the “true sale” of the Transferred Assets and the creation and perfection of the “backup security interest” created under this Agreement, in each case, in form and substance satisfactory to the Bank in its reasonable discretion.

Section 3.03. Release of Excluded Amounts.

The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties Regarding the Seller.

As of the Effective Date, as of each Purchase Date and as of each Funding Date, as applicable, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Due Organization. The Seller is duly formed and validly existing under the laws of its jurisdiction of incorporation or formation, with full power and authority to execute and deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

(b) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Seller and the performance of its obligations under the Loan Documents to which it is a party have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law).

(c) Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Loan Documents to which it is a party, the consummation of the transactions herein or therein contemplated will (i) conflict with its Organization Documents in any material respect or (ii) conflict with in any material respect, (A) any applicable Law, (B) any material agreement or other contractual restriction binding on or affecting it or any of its assets, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(d) No Adverse Proceedings. The Seller is not subject to any proceeding that would reasonably be expected to have a Material Adverse Effect.

(e) Governmental Filings. The Seller has made all filings with any Governmental Authority or any other Person necessary for the execution and delivery by it of the Loan Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Loan Documents to which it is a party, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f) Solvency. As of the date of this Agreement the Seller is, and immediately after giving effect to each sale of Transferred Assets hereunder it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(g) Taxes. The Seller has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all income taxes and all other material taxes shown to be due and payable on such returns, if any, other than (x) any such taxes or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established or (y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(h) Place of Business; No Changes. As of the Effective Date, the Seller’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Seller has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the four months preceding the Effective Date.

(i) Sale Treatment. Other than for consolidated accounting purposes, the Seller has treated the transfer of Transferred Assets to the Buyer for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records; provided that, solely for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of the Transferred Assets will not be recognized.

(j) Back-Up Security Interest. In the event that, notwithstanding the intent of the parties, the transfers hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i) this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Bank (as assignee of the Buyer), for the benefit of the Secured Parties, in all right, title and interest of the Seller in the Transferred Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Transferred Assets constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Seller owns and has, and upon the sale and transfer thereof by the Seller to the Buyer, the Buyer will have valid title to the Transferred Assets free and clear of any Lien (other than Permitted Liens);

(iv) the Seller has received all consents and approvals required by the terms of the Loans to any sale of the Loans hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC, and (B) for any customary procedural requirements and agents’ and/or Underlying Obligors’ consents expected to be obtained in due course in connection with the transfer of the Loans to the Buyer (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain), and (C) any such consent which the failure to obtain would not reasonably be expected to have a Material Adverse Effect);

(v) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect the security interest in the Transferred Assets granted to the Buyer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi) except with respect to any Collateral Obligation for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Loans have been delivered by the Seller at the direction of the Buyer to the Securities Intermediary; and

(vii) none of the promissory notes, if any, that constitute or evidence any Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer (or its assignees, including, without limitation, the Bank).

(k) Value Given. The cash payments, if any, received by the Seller, and the increase in the value of the Seller’s equity interest in the Buyer as a result of any capital contribution by the Seller to the Buyer in respect of the purchase price of the Transferred Assets sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Buyer of such Transferred Assets under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(l) Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates has sold, or will sell, any interest in any Loans with any intent to hinder, delay or defraud any of their respective creditors.

(m) Non-Consolidation. The Seller conducts its affairs such that (i) the Buyer would not be substantively consolidated in the estate of the Seller and their respective separate existences would not be disregarded in the event of the Seller’s bankruptcy and (ii) in its capacity as initial member of the Buyer, such that Buyer is in compliance with the provisions of its Organization Documents (provided, however, Seller does not hereby agree to maintain the solvency of the Buyer or agree to pay any of the Buyer’s obligations or liabilities).

(n) Accuracy of Information. All written information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by the Seller or on its behalf to the Buyer in connection with this Agreement or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Seller or on its behalf to the Buyer for delivery to the Bank from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not be (when taken as a whole and after giving effect to all written updates provided by the Seller or on its behalf to the Buyer from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Seller or on its behalf which was provided to the Seller from an Underlying Obligor with respect to a Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Seller; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Buyer by the Seller or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, the Seller represents only that such information represents the Seller’s good faith estimates as of the date of preparation thereof, based upon assumptions the Seller believed to be reasonable and accurate at the time made, it being recognized by the Buyer that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Seller and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(o) Set-Off, etc. To the knowledge of the Seller after reasonable inquiry, except as disclosed to the Buyer, as of the related Purchase Date, (x) such Collateral Obligation has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or by the Underlying Obligor thereof, and (y) such Collateral Obligation is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Collateral Obligation or otherwise, by the Seller or by the Underlying Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Loans not otherwise prohibited under the Loan Documents.

(p) Valid Title. Other than the security interest granted to the Buyer pursuant to this Agreement and other Permitted Liens, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Loans, except for security interests, if any, with respect to such Loans that will be released on or prior to the applicable Purchase Date. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Loans other than (x) with respect to any security interest will be released on or prior to the applicable Purchase Date or (y) any other financing statement (A) relating to the security interest granted to the Buyer under this Agreement or other Permitted Liens, or (B) that has been terminated or for which a release or partial release has been or will be timely filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller other than any such Lien that is not otherwise prohibited by the Credit Agreement.

Section 4.02. Representations and Warranties of the Seller Relating to the Agreement and the Transferred Assets.

The Seller hereby represents and warrants to the Buyer as of each Purchase Date, each Assignment Effective Date and each Funding Date with respect to the Transferred Assets to be acquired by the Buyer on that date, as applicable:

(a) Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under such Transferred Assets, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collateral Account and if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC.

(b) Eligibility of Transferred Assets. As of each Purchase Date and each Funding Date, as applicable, (i) the Collateral Obligation List is an accurate and complete listing of such Transferred Assets as of the related Purchase Date or the related Funding Date, as applicable, and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct in all material respects as of the related Purchase Date or the related Funding Date, as applicable, and (ii) as of its Purchase Date and as of its Funding Date, each such Collateral Obligation satisfies or satisfied, as applicable, the definition of Eligible Collateral Obligation (unless otherwise consented to by the Bank).

(c) No Fraud. Each Collateral Obligation was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the Underlying Obligor.

Section 4.03. Representations and Warranties Regarding the Buyer.

By its execution of this Agreement, the Buyer represents and warrants to the Seller that:

(a) Due Organization. The Buyer is duly formed and validly existing under the laws of its jurisdiction of incorporation or formation, with full power and authority to execute and deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

(b) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer, and the performance of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligation enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) Non-Contravention. None of the execution and delivery by the Buyer of this Agreement or the other Loan Documents to which it is a party, the consummation of the transactions herein or therein contemplated will (i) conflict with its Organization Documents in any material respect or (ii) conflict with in any material respect, (A) any applicable Law, (B) any material agreement or other contractual restriction binding on or affecting it or any of its assets, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(d) No Adverse Proceedings. The Buyer is not subject to any proceeding that would reasonably be expected to have a Material Adverse Effect.

(e) Governmental Filings. The Buyer has made all filings with any Governmental Authority or any other Person necessary for the execution and delivery by it of the Loan Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Loan Documents to which it is a party, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f) Solvency. As of the date of this Agreement the Buyer is, and immediately after giving effect to each sale of Transferred Assets hereunder it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(g) Place of Business; No Changes. As of the Effective Date, the Buyer’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Buyer has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Effective Date.

(h) Sale Treatment. Other than for consolidated accounting purposes of the Seller, the Buyer has treated the transfer of Loans from the Seller for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records; provided that, solely for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of the Transferred Assets will not be recognized.

Section 4.04. Ordinary Course of Business.

Each of the Seller and the Buyer represents and warrants to the other as to itself that in the event the conveyances of the Transferred Assets provided for in Section 2.01(a) of this Agreement are determined by a court of competent jurisdiction to be a transfer for security purposes, each remittance of payments, if any, by the Seller hereunder to the Buyer under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.

The representations and warranties set forth in ARTICLE IV shall survive (i) the Purchase of the Loans by the Buyer, (ii) the termination of the rights and obligations of the Buyer and the

Seller under this Agreement and (iii) the termination of the rights and obligations of the Buyer and the Seller under the Credit Agreement. Upon discovery by an authorized officer of the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

ARTICLE V

COVENANTS

Section 5.01. Affirmative Covenants of the Seller.

From the date hereof until the payment in full of the Loans and the termination of all Commitments:

(a) Preservation of Existence. The Seller shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) qualify and remain qualified in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Transferred Assets, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Delivery of Collections. In the event any payments relating to any Transferred Asset are remitted directly to the Seller or any Affiliate of the Seller (other than the Buyer), the Seller will remit (or will cause all such payments to be remitted) directly to the Collateral Account promptly following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer (and its assignees, including, without limitation, the Bank).

(c) Protection of Interest in Transferred Assets. The Seller shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Buyer and to grant more effectively all or any portion of the Transferred Assets, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof.

(d) Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents in the possession of or reasonably obtainable by the Seller without undue burden or expense which are necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Buyer and its assignees (including, without limitation, the Bank) to carry out their responsibilities under the Loan Documents.

Section 5.02. Negative Covenants of the Seller.

From the date hereof until the payment in full of the Loans and the termination of all Commitments:

(a) Change of Name or Location of Collateral Obligation Files. The Seller shall not change its name, move the location of its principal place of business and chief executive office, or change the jurisdiction of its formation, unless the Seller gives written notice thereof to the Buyer and the Bank and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest (subject to Permitted Liens) of the Buyer and the Bank, for the benefit of the Secured Parties, in the Transferred Assets.

(b) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Transferred Assets by the Seller to the Buyer; provided that for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Buyer hereunder will not be recognized.

ARTICLE VI

REPURCHASE AND SUBSTITUTION OF TRANSFERRED ASSETS

Section 6.01. Permitted Repurchase of Loans by the Seller.

(a) So long as the Buyer is permitted to sell Loans pursuant to Section 8.2(b) of the Credit Agreement, the Seller may, subject to the conditions set forth in Section 8.2(b) of the Credit Agreement (as such conditions relating to the Buyer are satisfied by the Buyer) and this Section 6.01, repurchase any Loan; provided that no such repurchase shall occur unless the Seller shall have deposited in the Collateral Account the Repurchase Price with respect to such Collateral Obligation as of the date of such repurchase.

(b) The Seller shall determine each component of the Repurchase Price and shall notify the Buyer of each thereof and of the Repurchase Price with respect thereto should the Seller elect to exercise its repurchase option. No later than ten (10) Business Days after receipt of such information, the Seller may, at its option, by written notice to the Buyer and the Bank, elect to exercise its right to repurchase such Collateral Obligation and, on such date or within five (5) Business Days thereafter, repurchase such Loan. Failure by the Seller to exercise such option to repurchase any Collateral Obligation at any time shall not affect the ability of the Seller to exercise such right at a later date with respect to such Collateral Obligation provided the Repurchase Price is redetermined at such later time.

(c) Contemporaneously with the receipt of the Repurchase Price, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to the related Collateral Obligation repurchased by the Seller pursuant to Section 6.01(a), and the Buyer shall cause the Bank to release the Lien of the Credit Agreement thereon.

Section 6.02. Warranty Collateral Obligation. Notwithstanding any provision of this Agreement or the Credit Agreement to the contrary, the Seller agrees that, in the event of a material breach of any representation or warranty applicable to any Collateral Obligation set forth in Section 4.01 or Section 4.02 of this Agreement, in each case, as of the Purchase Date with respect thereto, and solely to the extent such representation or warranty relates to the Seller’s title to the applicable Collateral Obligation or its ability to transfer or assign such Collateral Obligation hereunder (each such Loan, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a responsible officer of the Seller and (y) receipt by a responsible officer of the Seller of written notice thereof given by the Buyer, the Bank or any other Secured Party, the Seller shall either (a) deposit in the Collateral Account an amount equal to the amount previously paid in cash by the Buyer to the Seller with respect to such Collateral Obligation to which such breach relates (as reduced by any principal payments received by the Buyer with respect to such Loan) and contemporaneously with the receipt of such amount, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to such Warranty Collateral Obligation, and the Buyer shall cause the Bank to release the Lien of the Credit Agreement thereon or (b) subject to the conditions set forth in Section 8.2(b) of the Credit Agreement, replace any Collateral Obligation with one or more other Loans; provided, further, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30-day period, such applicable representations and warranties in Section 4.01 or Section 4.02 of this Agreement with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had been conveyed to the Buyer on such day.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Amendments and Waivers.

Except as provided in this Section 7.01, no amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Buyer and Seller and consented to in writing by the Bank, other than an amendment to this Agreement to incorporate by reference and/or amend a Collateral Obligation List on the related Purchase Date.

Section 7.02. Notices, Etc.

All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address under its name on the signature pages hereof), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 7.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 7.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated under their respective names on the signature pages hereof.

Section 7.03. Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.04. Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement and the obligations of the parties under this Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the law of the State of New York.

(b) Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(ii) consents that any such action or proceeding may be brought in any court described in Section 7.04(b)(i) and waives to the fullest extent permitted by applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 7.02 or at such other address as may be permitted thereunder; and

(iv) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any other party arising out of or relating to this Agreement any special, exemplary, punitive or consequential damages.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY COUNTERCLAIM HEREIN OR RELATING HERETO.

Section 7.05. Non-Petition. The Seller hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Buyer any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all amounts owing to the parties hereto and the termination of all Commitments under the Credit Agreement; provided that nothing in this Section 7.05 shall preclude, or be deemed to prevent, the Seller (a) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect, in (i) any case or proceeding voluntarily filed or commenced by the Buyer or (ii) any involuntary insolvency proceeding filed or commenced against the Buyer by a Person other than the Seller, or (b) from commencing against the Buyer or any properties of the Buyer any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this Section 7.05 are a material inducement for the parties hereto to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 7.05 and each of the Buyer and the Bank may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

Section 7.06. Recourse Against Certain Parties. Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Seller contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee, advisor or agent of the Seller or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Seller and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee, advisor or agent of the Seller or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Seller of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee, advisor or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 7.07. Execution in Counterparts; Severability; Merger.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts taken together, shall constitute but one and the same Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Agreement and the other Loan Documents executed by the Seller, the Buyer or the Bank taken as a whole incorporate the entire agreement between the parties hereto and thereto concerning the subject matter hereof and thereof and this Agreement and such other Loan Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 7.08. Headings, Exhibits and Schedules.

The headings set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof. The exhibits and schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.09. Collateral Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except with the consent of the other party and the Bank and as otherwise permitted by the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall collaterally assign all of its right, title and interest herein to the Bank for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon such collateral assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Bank for the benefit of the Secured Parties. The Bank shall be a third party beneficiary hereof. The Bank on behalf of the Secured Parties under and in accordance with the Credit Agreement may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.

Section 7.10. No Waiver; Cumulative Remedies.

No failure or delay on the part of the Buyer or the Seller exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

OVERLAND ADVANTAGE, as the Seller

By: /s/ Gavin Baiera

Name: Gavin Baiera

Title: Authorized Signatory

Address for Notices:

c/o Centerbridge Partners, L.P.,

375 Park Avenue, 11th Floor

New York, NY 10151
Telephone: +1-212-672-5000
Email: legalnotices@overland-advantage.com

with a copy to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Ani Ravi
Telephone: (212) 649-8732
Email: ani.ravi@dechert.com

[Signature Page to Loan Sale and Contribution Agreement]

OVERLAND FINANCING B, LLC, as the Buyer

By: Overland Advantage, its member

By: /s/ Gavin Baiera

Name: Gavin Baiera

Title: Authorized Signatory

Address for Notices:

c/o Centerbridge Partners, L.P.,

375 Park Avenue, 11th Floor

New York, NY 10151
Telephone: +1-212-672-5000
Email: legalnotice@overland-advantage.com

with a copy to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Ani Ravi
Telephone: (212) 649-8732
Email: ani.ravi@dechert.com

[Signature Page to Loan Sale and Contribution Agreement]

Exhibit A

Form of Assignment

[Date]

In accordance with the Loan Sale and Contribution Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of [●], 2024, made by and between the undersigned, OVERLAND ADVANTAGE, as the Seller (together with its successors and permitted assigns, the “Seller”), and OVERLAND FINANCING B, LLC, as the Buyer (together with its successors and permitted assigns, the “Buyer”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, all of the Seller’s right, title and interest in and to the following (including, without limitation, all obligations of the lender to fund any Delayed Drawdown Loan conveyed by the undersigned to Buyer hereunder which obligations Buyer hereby assumes, but in each case above and below excluding the Excluded Amounts):

(i) the Loans listed on Schedule I attached hereto (which Schedule I is hereby incorporated by reference in and shall become part of the Collateral Obligation List referred to as Schedule I in the Agreement), and all monies due, to become due or paid in respect thereof on and after the Purchase Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the Purchase Date;

(ii) all Liens with respect to the Loans referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iii) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Loans referred to in clause (i) above (except to the extent the foregoing are held in a capacity as an administrative agent or collateral agent);

(iv) all Related Documents with respect to the Loans referred to in clause (i) above; and

(v) all income and, proceeds of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to the foregoing.

Capitalized terms used herein have the meaning given such terms in the Agreement.

This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in ARTICLE IV of the Agreement and no others.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.

OVERLAND ADVANTAGE

By:

Name:

Title:

Schedule I

Collateral Obligations List

See attached.